SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2001(June 21, 2001)

                      Paradise Music & Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                      001-12635                13-3906452
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                  53 West 23rd Street, New York, New York 10010
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               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (212) 590-2100
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

            On July 3, 2001, Paradise Music & Entertainment, Inc. (the "Company"), ib Acquisition Corp., a wholly owned subsidiary of the Company, iball Media, Inc. ("iball"), and the shareholders of iball resolved all remaining closing conditions of the Agreement and Plan of Merger signed by the parties on June 15, 2001, thereby effecting the merger. As part of the merger, iball's shareholders received an aggregate of 9,390,000 shares of the Company in exchange for all of the issued and outstanding stock of iball. The iball shareholders approved the transaction at a shareholder meeting held prior to the closing. In addition, on June 28, 2001, the Independent Committee of the Paradise Board of Directors received a favorable fairness opinion issued by Orchard Partners, Inc. and unanimously approved the transaction.

Item 7. Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

            On June 21, 2001, the Company filed an 8-K announcing the signing of the Plan of Merger and stating that iball financial statements and pro-forma financial information would be filed no later than August 29, 2001. Subsequently, the Company made the required calculations and tests prescribed in Regulation S-B Section 228.310 (c) and Regulation S-X Sections 210.1-02 (w), 210.3-05 and 210.11-01 regarding the inclusion of financial statements in an 8-K and determined that financial statements are not required. However, pro-forma condensed statements of income reflecting the combined operations of the Company and iball for the three and six months ended June 30, 2001 have been compiled and disclosed in Financial Footnote 12 of the Company's Form 10-QSB, filed with the Securities and Exchange Commission on August 19, 2001.

(c)         List of Exhibits.

      99.1 Press Release announcing the closing of the Agreement and Plan of Merger issued by the Company on July 11, 2001.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PARADISE MUSIC & ENTERTAINMENT, INC.


Dated: August 29, 2001           By: /s/ Kelly Hickel
                                     ----------------
                                           Kelly Hickel
                                           President and Chief Executive Officer


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